UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

VIACOMCBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2020, ViacomCBS Inc. (“ViacomCBS”) entered into an amended and restated credit agreement (the “Amendment and Restatement”) among ViacomCBS, the subsidiaries of ViacomCBS designated as borrowers from time to time thereunder, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley MUFG Loan Partners, LLC, as documentation agents, which amends and restates ViacomCBS’ amended and restated credit agreement, dated as of February 11, 2019, as amended from time to time prior to the date of the Amendment and Restatement (the “Credit Agreement”).

Contemporaneously upon its entry into the Amendment and Restatement, ViacomCBS terminated, effective January 23, 2020, its existing $2,500,000,000 amended and restated credit agreement (the “CBS Credit Agreement”), dated as of June 9, 2016, among CBS Corporation (now known as ViacomCBS Inc.), CBS Operations Inc., the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. No early termination penalties were incurred by ViacomCBS as a result of the termination of the CBS Credit Agreement.

The Amendment and Restatement contains provisions substantially similar to those in the Credit Agreement, including customary representations, warranties and covenants, which includes the maintenance of a maximum consolidated total leverage ratio, and modifications to certain provisions of the Credit Agreement to, among other things, (i) upsize the amount of the credit facility from $2,500,000,000 to $3,500,000,000 and (ii) extend the maturity date of the credit facility from February 11, 2024 to January 23, 2025, subject to two one-year extensions. ViacomCBS pays a commitment fee based on the average daily unused commitments under the Amendment and Restatement.

The foregoing description of the Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment and Restatement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the CBS Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the summary of and the text of the CBS Credit Agreement, each of which was included as Item 1.01 and Exhibit 10.1, respectively, of ViacomCBS’ Current Report on Form 8-K filed on June 10, 2016, which is incorporated by reference into this Item 1.01.

Some of the financial institutions party to the Amendment and Restatement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking, corporate trust and other financial advisory services in the ordinary course of business for ViacomCBS and its subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Credit Agreement, dated as of January 23, 2020, by and among ViacomCBS Inc., the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley MUFG Loan Partners, LLC, as documentation agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D’Alimonte
	Name:	Christa A. D’Alimonte
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 23, 2020